February 26, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

          RE:       Prudential High Yield Fund, Inc. File Nos. 811-2896  and 2-
               63394

Ladies and Gentlemen:

      On behalf of Prudential High Yield Fund, enclosed for filing under the Investment Company Act of l940 are:

     (l)  One copy of the Rule 24f-2 Notice; and

     (2)  Opinion of counsel

      The required fee of $67,550.71 has been wired to the Commision's designated lock box at Mellon Bank.

      If you have any questions relating to the foregoing, please call the undersigned at (212) 214-2189.



                                        Very truly yours,

                                        /s/ Ronald Amblard
                                        Ronald Amblard
                                        Assistant Secretary

RA/mm
Enclosures



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